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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46728, 33-86830, 333-07391, 333-18563, 333-28789, 333-56979 and 333-68052 of
Fisher Scientific International Inc. on Forms S-8 of our report dated October 15, 2001 (November 5, 2001 as to Note 2) with respect to the financial statements of Cole-Parmer Instrument Company and Affiliates as of and for the fiscal year ended March 31, 2001, included in the Current Report on Form 8-K/A of Fisher Scientific International Inc.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 11, 2002